Exhibit 10.1
AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT, dated as of March 3, 2020 (this “Amendment No. 2”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), each of the financial institutions party to the Loan Agreement defined below (collectively, the “Lenders” and individually a “Lender”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”). Reference is made to that certain Term Loan Agreement, dated as of March 29, 2018, as amended by Amendment No. 1 to Term Loan Agreement dated as of September 28, 2018 (the “Loan Agreement”), by and among the Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Loan Agreement, and the Lenders are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.AMENDMENTS TO LOAN Agreement. As of the Amendment Effective Date (as defined in Section 3 hereof), the Loan Agreement is hereby amended as follows:
1.1Amendments to Section 1.1. Section 1.1 of the Loan Agreement is amended by amending and restating each of the following definitions in their entirety to read as follows:
“Applicable Margin” means the percentage per annum determined, at any time, based on the Credit Rating of the Parent or the Credit Rating of the Borrower, whichever is higher, in accordance with the levels in the applicable table set forth below (each a “Level”). Any change in the Credit Rating of the Parent or the Borrower which would cause it to move to a different Level in such table shall effect a change in the Applicable Margin on the Business Day on which such change occurs. During any period that either the Parent or the Borrower has received Credit Ratings that are not equivalent, the Credit Rating of such Person shall be determined by the higher of such two Credit Ratings. During any period for which either the Parent or the Borrower has received a Credit Rating from only one Rating Agency, then the Credit Rating of such Person shall be determined based on such Credit Rating. During any period for which neither the Parent nor the Borrower has a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 5. As of the Agreement Date and thereafter until changed as provided above, the Applicable Margin is determined based on Level 3.
For the period from the Effective Date until March 29, 2020, the Applicable Margin shall be determined in accordance with the following table:

Level	Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or better	1.45%	0.45%
2	BBB+/Baal	1.50%	0.50%
3	BBB/Baa2	1.60%	0.60%
4	BBB-/Baa3	1.85%	0.85%
5	< BBB-/Baa3	2.40%	1.40%

From and after March 30, 2020, the Applicable Margin shall be determined in accordance with the following table:

Level	Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or better	0.80%	0.00%
2	BBB+/Baal	0.85%	0.00%
3	BBB/Baa2	0.95%	0.00%
4	BBB-/Baa3	1.20%	0.20%
5	< BBB-/Baa3	1.60%	0.60%

1.2Amendment to Section 4.2(b). Section 4.2(b) of the Loan Agreement is amended by restating such Section 4.2(b) in its entirety to read as follows:
“(b) Notwithstanding the foregoing, if at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 4.2(a)(ii) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.2(a)(ii) have not arisen but either (w) the supervisor for the administrator of the interest settlement rate for deposits in Dollars described in the definition of “LIBOR” (the “LIBO Screen Rate”) has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen

Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (except for any portion of the Loans identified by the Borrower to the Agent in writing as being subject to a swap agreement of the Borrower that provides a hedge against fluctuations in interest rates in respect of such Loans and has not elected the “zero interest rate method”). Notwithstanding anything to the contrary in Section 12.6, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Requisite Lenders stating that such Requisite Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 4.2(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.2(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion or Notice of Continuation that requests the conversion of any portion of the Loan to, or continuation of any Loan as, a LIBOR Loan shall be ineffective, and (y) if any Notice of Borrowing requests a LIBOR Loan, such borrowing shall be made as a Base Rate Loan.”
1.3Amendment to Article XII. Article XII of the Loan Agreement is amended by inserting the following new Section 12.21 immediately after Section 12.20:
“Section 12.21. Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
As used in this Section 12.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
SECTION 2. REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and the Agent to enter into this Amendment No. 2, each of the Parent and the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:
(i)The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 2 and the Loan Agreement as amended by this Amendment No. 2 to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Amendment No. 2 has been duly executed and delivered by the duly authorized officers or other representatives of the Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally;
(ii) The execution, delivery and performance of each of this Amendment No. 2 and the Loan Agreement as amended by this Amendment No. 2 in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or Parent; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or Parent, or any indenture, agreement or other instrument to which the Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or Parent;
(iii) the representations and warranties of the Parent and the Borrower contained in Article VI of the Loan Agreement are and will be true and correct in all material respects on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date and except for changes in factual circumstances not prohibited by the Loan Agreement; and
(iv) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 2 that would constitute a Default or Event of Default.
SECTION 3. CONDITIONS TO EFFECTIVENESS
This Amendment No. 2 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
A.The Borrower, the Parent, the Agent, and all of the Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 2.
B.The Agent shall have received, for the account of each Lender executing this Amendment No. 2, a modification fee equal to 0.10% of the outstanding principal amount of the Loans owed to such Lender on the Amendment Effective Date. In addition, each Joint Lead Arranger shall have received any fees as may be separately agreed in a fee letter between the Borrower and such Joint Lead Arranger.

C.The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 2.
SECTION 4. MISCELLANEOUS
A.Reference to and Effect on the Loan Agreement and the Other Loan Documents.
(i) On and after the effective date of this Amendment No. 2, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby. This Amendment No. 2 shall constitute a “Loan Document” under the Loan Agreement.
(ii) Except as specifically amended by this Amendment No. 2, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii) The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any of the other Loan Documents.
B.Headings. Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.
C.Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW.
D.Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 2. Unless set forth in writing to the contrary, execution of this Amendment No. 2 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 3 shall have been satisfied or waived to the satisfaction of such Lender.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
PIEDMONT OPERATING PARTNERSHIP, LP
By: Piedmont Office Realty Trust, Inc., its General Partner
By:     Name: Title:

PARENT:
PIEDMONT OFFICE REALTY TRUST, INC.
By:     Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:      Name: Title:

PNC BANK, NATIONAL ASSOCIATION

By:      Name: Title:

TRUIST BANK, successor by merger to SunTrust Bank

By:       Name: Title:

BMO HARRIS BANK, N.A.

By:      Name: Title:

TD BANK, N.A.

By:      Name: Title:

TRUIST BANK f/k/a BRANCH BANKING AND TRUST COMPANY

By:      Name: Title:

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:      Name: Title:

Reaffirmation of Facility Guaranty

        The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 2, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 2, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 2.

[Signature Pages Follow]

GUARANTOR
PIEDMONT OFFICE REALTY TRUST

By:
Name:
Title: